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                                                                     EXHIBIT 11A

                        GATX CORPORATION AND SUBSIDIARIES

            COMPUTATION OF BASIC NET INCOME PER SHARE OF COMMON STOCK
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31
                                                                             --------------------------------------
                                                                                  2001                   2000
                                                                             ---------------        ---------------
Average number of shares of common stock
    outstanding                                                                    48.3                  48.4

Income from continuing operations                                            $      4.4             $    37.6
Income from discontinued operations                                               166.3                   3.0
                                                                             ---------------        ---------------
Net income                                                                        170.7                  40.6
Deduct - dividends paid and accrued on preferred stock                              -                     -
                                                                             ---------------        ---------------

Net income, as adjusted                                                       $   170.7             $    40.6
                                                                             ===============        ===============

Basic net income per share:
  Income from continuing operations                                          $      .09            $      .78
  Income from discontinued operations                                              3.44                   .06
                                                                             ---------------        ---------------
Basic net income per share                                                   $     3.53            $      .84
                                                                             ===============        ===============




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